Exhibit 99.1

Education Funding Capital Trust-II

Statements to Noteholders

May 31, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended:	May 31, 2003

	Principal	Interest	Carryover Interest
Series 2003A-1	—	—	—
Series 2003A-2	—	—	—
Series 2003A-3	—	—	—
Series 2003A-4	—	71,500.00	—
Series 2003A-5	—	112,750.00	—
Series 2003A-6	—	80,666.67	—
Series 2003A-7	—	104,722.22	—
Series 2003A-8	—	132,000.00	—
Series 2003B-2	—	70,000.00	—

	—	571,638.89	—

Information on Each Series of Notes as of:	May 31, 2003

	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
LIBOR Floaters (3-month LIBOR):
Series 2003A-1	80,000,000.00	1.0000000	1.35125%	N/A
Series 2003A-2	144,000,000.00	1.0000000	1.40125%	N/A
Series 2003A-3	276,000,000.00	1.0000000	1.60125%	N/A
Auction Rate Notes (28-day ARS):
Series 2003A-4	75,000,000.00	1.0000000	1.30000%	—
Series 2003A-5	75,000,000.00	1.0000000	1.33000%	—
Series 2003A-6	100,000,000.00	1.0000000	1.31000%	—
Series 2003A-7	100,000,000.00	1.0000000	1.31000%	—
Series 2003A-8	100,000,000.00	1.0000000	1.32000%	—
Series 2003B-2	50,000,000.00	1.0000000	1.38000%	—

	1,000,000,000.00			—

Education Funding Capital Trust-II

Statements to Noteholders

May 31, 2003

(per Section 11.04)

Value of the Trust Estate as of:	May 31, 2003

Principal Balance of Financed Student Loans	936,196,401.27
Accrued Interest on Financed Student Loans	4,372,611.33
Cash and Investment Balance	35,404,877.76
Accrued Interest on Cash and Investments	106,299.23

976,080,189.59

Accrued Interest and Fees with respect to the Notes	1,265,748.59

Pool Balance	936,196,401.27

Parity Percentage	97.48%

Senior Parity Percentage	102.61%

Rollforward of Indenture Funds during month ended:	May 31, 2003

	Distribution Account	Acquisition Account	Reserve Account	Capitalized Interest Account
Beginning Balance	—	151,070,809.76	10,000,000.00	10,000,000.00
Withdrawals	(1,522,537.37)	(148,796,581.79)	—	—
Deposits	1,522,537.64	—	—	—

Ending Balance	0.27	2,274,227.97	10,000,000.00	10,000,000.00

Amounts allocated during month ended:	May 31, 2003

Servicing fees	137,264.18
Administration fee	—
Auction agent fee	4,312.50
Broker dealer fee	107,812.52
Calculation agent fee	—
Trustee fee	—

249,389.20

Activity on Financed Student Loans during month ended:	May 31, 2003

Recoveries of Principal	6,597,901.90

Recoveries of Interest	2,331,264.49

Acquisitions of Financed Student Loans	143,943,080.75

Sales of Financed Student Loans	—

Initial federal reimbursement claims	—

Rejected federal reimbursement claims	—

Education Funding Capital Trust-II

Statements to Noteholders

Portfolio Statistics

May 31, 2003

(per Section 11.04)

	Number of Borrowers	Outstanding Balance
		Dollars	Percentage	ABI
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment – Current	25,853	657,565,814	70.24%	25,435
Repayment – Delinquent	4,319	125,973,835	13.46%	29,167
Forbearance	1,400	58,004,733	6.20%	41,432
Deferment	2,383	94,652,019	10.11%	39,720

Total Repayment	33,955	936,196,401	100.00%	27,572

Total Portfolio	33,955	936,196,401	100.00%	27,572

Breakdown of Delinquent:
11 – 30 days	2,565	72,023,330	7.69%	28,079
31 – 60 days	1,072	32,629,845	3.49%	30,438
61 – 90 days	392	11,826,581	1.26%	30,170
91 – 120 days	249	7,937,179	0.85%	31,876
121 – 150 days	41	1,556,901	0.17%	37,973
151 – 180 days	0	0	0.00%	0
181 – 210 days	0	0	0.00%	0
211 – 240 days	0	0	0.00%	0
241 – 270 days	0	0	0.00%	0
Over 270 days	0	0	0.00%	0
Claim Filed	0	0	0.00%	0

Total Delinquent	4,319	125,973,835	13.46%	29,167

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	33,935	936,330,961	100.00%	27,592

Total	33,935	936,330,961	100.00%	27,592